Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 30, 2014, with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended December 31, 2013 of eFuture Information Technology Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton

Beijing, The People’s Republic of China

February 19, 2015